UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of

the Securities Exchange Act of 1934 (Amendment No.     )

Filed by the Registrant  ☒

Filed by a Party other than the Registrant  ☐

Check the appropriate box:

☐	Preliminary Proxy Statement

☐	Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))

☐	Definitive Proxy Statement

☒	Definitive Additional Materials

☐	Soliciting Material under §240.14a-12

CISCO SYSTEMS, INC.

(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check all boxes that apply):

☒	No fee required

☐	Fee paid previously with preliminary materials

☐	Fee computed on table in exhibit required by Item 25(b) per Exchange Act Rules 14a-6(i)(1) and 0-11

The following is additional information regarding Cisco’s executive compensation program and the grant of transformational PRSU awards during fiscal 2023.

Transformational PRSUs

In October 2022, the Compensation Committee, in consultation with its independent compensation consultant, approved the grant of one-time transformational PRSU awards to our named executive officers to retain our executive talent in a very competitive market and enable them to deliver results against rigorous goals while increasing stockholder value through the successful transformation of our business. The transformational PRSU awards are intended to reward achievement by providing meaningful and appropriate incentives for achieving product annual recurring revenue (“ARR”) growth over a three-year performance period based on annual performance goals that are set by the Compensation Committee at the beginning of each of fiscal 2023, 2024, and 2025.

Valuation of Transformational PRSUs

Because the transformational PRSU awards have annual performance goals during the three-year performance period, we grant only the portion of the award for which the goals were set in the applicable year. This is reflected in the Summary Compensation Table and the Grants of Plan-Based Awards table of our most recent proxy statement. For instance, in fiscal 2023, we granted the portion of the transformational PRSU awards tied to the goals set in fiscal 2023, or approximately one-third of the full number of transformational PRSUs. The target number of transformational PRSUs to Chuck Robbins was 378,980 but he was only granted 126,327 transformational PRSUs specifically for fiscal 2023 with a target value of $5,000,023, which is reflected in the Summary Compensation Table and the Grants of Plan-Based Awards table of our most recent proxy statement. He will be granted the remaining portion of his transformational PRSU awards (252,653 target transformational PRSUs) in subsequent years when the underlying goals are established, and the corresponding value will be reported in the Summary Compensation Table for the year in which the goals are established.

In the Compensation Disclosure and Analysis and the Grants of Plan-Based Awards table of our most recent proxy statement, we disclose the total number of shares underlying the full three-year award cycle for the transformational PRSUs in the interest of transparency, even though this is not reflective of the transformational PRSUs actually granted in fiscal 2023. We believe the appropriate valuation of the transformational PRSU awards is reflective of the PRSUs granted in fiscal 2023, rather than the total number of PRSUs that will be granted over three years. This results in annual total CEO pay that is aligned with the competitive market.

We understand that many of our investors and other stakeholders perform their own valuations of executive pay. For ease of calculation, we have included an updated Grants of Plan-Based Awards table, which recasts the prior disclosure to reflect the number of shares granted during fiscal 2023, as permitted by SEC guidance, rather than the total number of shares allocated for threshold, target, and maximum awards over fiscal 2023, 2024, and 2025. We request that this information is used to value executive compensation for fiscal 2023.

Annual Goals over the Three-Year Performance Period

The uncertainty of many external factors that affect our business and industry make it difficult to forecast product ARR beyond a one-year period. There is additional uncertainty in forecasting product ARR as we are in the process of transforming our business to meet the evolving needs of our customers and increase the amount of subscription offerings that we provide. As a result, the Compensation Committee determined that the current design appropriately incentivizes performance over the long term, as it provides challenging yet achievable performance goals for our named executive officers while making the final value of the transformational PRSUs earned contingent on performance over a three-year period. To the extent earned, the transformational PRSU awards will cliff vest at the end of the three-year performance period.

Our Commitment

The transformational PRSU awards were intended to address the extraordinary demands related to a unique organizational transformation. The Compensation Committee does not intend to make any future transition or other one-time equity grants to our current executive officers during the three-year performance period of the transformational PRSU awards outside of our standard practices.

Grants of Plan-Based Awards – Fiscal 2023

The following Grants of Plan-Based Awards table reflects the number of shares granted to our executive officers during fiscal 2023. We request that investors and other stakeholders use this information to value executive compensation for fiscal 2023.

			Estimated Future Payouts Under Non-Equity Incentive Plan Awards			Estimated Future Payouts Under Equity Incentive Plan Awards			All Other Stock Awards: Number of Shares of Stock or Units (#)	Grant Date Fair Value of Stock Awards ($)(1)
Name	Grant Date		Threshold ($)	Target ($)	Maximum ($)	Threshold (#)	Target (#)	Maximum (#)
Charles H. Robbins		(2)	—	$3,614,000	$7,228,000
	10/11/22	(3)				8,187	122,816	246,123		$5,200,029
	10/11/22	(4)				63,163	126,327	252,654		$5,000,023
	10/11/22	(5)				—	38,510	57,765		$1,524,226
	10/11/22	(6)				—	50,144	75,216		$1,984,700
	10/11/22	(7)							262,759	$10,400,001
R. Scott Herren		(2)	—	$1,390,718	$2,781,436
	10/11/22	(3)				3,674	55,110	110,440		$2,333,357
	10/11/22	(4)				21,054	42,109	84,218		$1,666,674
	10/11/22	(5)				—	18,279	27,418		$723,483
	10/11/22	(8)				—	44,015	66,022		$1,742,114
	10/11/22	(9)				—	18,601	27,901		$736,228
	10/11/22	(7)							176,857	$7,000,000
Maria Martinez		(2)	—	$1,390,718	$2,781,436
	10/11/22	(3)				3,411	51,174	102,552		$2,166,707
	10/11/22	(4)				21,054	42,109	84,218		$1,666,674
	10/11/22	(5)				—	16,617	24,925		$657,701
	10/11/22	(6)				—	20,572	30,858		$814,240
	10/11/22	(7)							164,225	$6,500,026
Jeff Sharritts		(2)	—	$1,280,000	$2,560,000
	10/11/22	(3)				2,624	39,364	78,885		$1,666,672
	10/11/22	(4)				16,844	33,688	67,376		$1,333,371
	10/11/22	(5)				—	4,268	6,402		$168,927
	10/11/22	(6)				—	5,310	7,964		$210,196
	10/11/22	(7)							126,327	$5,000,023
Dev Stahlkopf		(2)	—	$1,129,149	$2,258,298
	10/11/22	(3)				2,230	33,460	67,053		$1,416,696
	10/11/22	(4)				16,844	33,688	67,376		$1,333,371
	10/11/22	(5)				—	9,970	14,955		$394,613
	10/11/22	(10)				—	4,293	6,439		$169,917
	10/11/22	(7)							107,378	$4,250,021

(1)

The grant date fair value is computed in accordance with FASB ASC Topic 718 for PRSUs and RSUs granted during the applicable fiscal year under the 2005 Stock Incentive Plan. See footnote 3(b) of the Summary Compensation Table in the fiscal 2023 proxy statement for more information on, and assumptions used for, the grant date fair value of the PRSUs. For time-based RSU awards without dividend equivalent rights, the grant date fair value was determined using the closing share price of Cisco common stock on the date of grant, adjusted for the present value of expected dividends. For time-based RSU awards with dividend equivalent rights, the grant date fair value was determined using the closing share price of Cisco common stock on the date of grant.

(2)

These rows represent possible payouts pursuant to the annual cash incentive awards under the EIP for fiscal 2023. The EIP did not contain any threshold value for fiscal 2023. For more information about the material terms of these payments, see the CD&A in the fiscal 2023 proxy statement.

•	For Mr. Robbins, the target and maximum values are calculated by multiplying 260% (target) and 520% (maximum), respectively, by his annual base salary during fiscal 2023.

•

For Mr. Herren, Ms. Martinez, and Ms. Stahlkopf, the target and maximum values are calculated by multiplying 160% (target) and 320% (maximum) by his or her pro-rated annual base salary during fiscal 2023.

•	For Mr. Sharritts, the target and maximum values are calculated by multiplying 160% (target) and 320% (maximum), respectively, by his annual base salary during fiscal 2023.

(3)

The amounts shown in these rows reflect, in share amounts, the threshold, target, and maximum potential awards of PRSUs for the fiscal 2023 performance period. The material terms of these PRSUs, which are completely at risk, are further described in the section titled “Long-Term, Equity-Based Incentive Awards” of the CD&A in the fiscal 2023 proxy statement and footnote 3 to the Summary Compensation Table in the fiscal 2023 proxy statement.

(4)

The amounts shown in these rows reflect, in share amounts, the threshold, target, and maximum potential awards of transformational PRSUs for the fiscal 2023 performance period. The material terms of these PRSUs, which are completely at risk, are further described in the section titled “Long-Term, Equity-Based Incentive Awards” of the CD&A in the fiscal 2023 proxy statement and footnote 3 to the Summary Compensation Table in the fiscal 2023 proxy statement.

(5)

The amounts shown in these rows reflect, in share amounts, the target and maximum potential awards of PRSUs for the operating goal performance-related component of the fiscal 2022 awards for the fiscal 2023 performance period. The material terms of these PRSUs, which are completely at risk, are further described in the CD&A in the fiscal 2022 proxy statement and footnote 3 to the Summary Compensation Table in the fiscal 2023 proxy statement.

(6)

The amounts shown in these rows reflect, in share amounts, the target and maximum potential awards of PRSUs for the operating goal performance-related component of the fiscal 2021 awards for the fiscal 2023 performance period. The material terms of these PRSUs, which are completely at risk, are further described in the CD&A in the fiscal 2021 proxy statement and footnote 3 to the Summary Compensation Table in the fiscal 2023 proxy statement.

(7)	RSUs granted under the 2005 Stock Incentive Plan and vests 34% on November 10, 2023, and 8.25% quarterly thereafter. Each award is settled in shares on each vesting date.
(8)

The amounts shown in this row reflect, in share amounts, the target and maximum potential awards of Mr. Herren’s Restoration PRSUs for the operating goal performance-related component of such award for the fiscal 2023 performance period. The material terms of these PRSUs, which are completely at risk, are further described in the CD&A in the fiscal 2021 proxy statement and footnote 3 to the Summary Compensation Table in the fiscal 2023 proxy statement.

(9)

The amounts shown in this row reflect, in share amounts, the target and maximum potential awards of Mr. Herren’s Pro-rata Fiscal 2021 PRSUs for the operating goal performance-related component of such award for the fiscal 2023 performance period. The material terms of these PRSUs, which are completely at risk, are further described in the CD&A in the fiscal 2021 proxy statement and footnote 3 to the Summary Compensation Table in the fiscal 2023 proxy statement.

(10)

The amounts shown in this row reflect, in share amounts, the target and maximum potential awards of Ms. Stahlkopf’s Restoration PRSUs for the operating goal performance-related component of such award for the fiscal 2023 performance period. The material terms of these PRSUs, which are completely at risk, are further described in the CD&A in the fiscal 2022 proxy statement and footnote 3 to the Summary Compensation Table in the fiscal 2023 proxy statement.